UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2014

SELECT BANCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

700 W. Cumberland Street, Dunn, North Carolina	28334
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (910) 892-7080

New Century Bancorp, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On July 25, 2014, New Century Bancorp, Inc. (“NCBC”), completed its acquisition by merger (the “Merger”) of Select Bancorp, Inc. (“Legacy Select”). The merger was completed pursuant to an Agreement and Plan of Merger and Reorganization dated September 30, 2013 (the “Merger Agreement”). In connection with the Merger, Select Bank & Trust Company (“Legacy Select Bank”), a wholly owned subsidiary of Legacy Select, was merged with and into New Century Bank (“NCBC Bank”), a wholly owned subsidiary of NCBC.

At the effective time of the Merger, NCBC amended its articles of incorporation to change its name to “Select Bancorp, Inc.” (the “Company”) and NCBC Bank amended its articles of incorporation to change its name to “Select Bank & Trust Company” (the “Bank”).

Also on July 25, 2014, in connection with the Merger, the Company and the Secretary of the U.S. Department of the Treasury (the “Secretary”) entered into a Post-Merger Side Letter pursuant to which the Company agreed to assume the due and punctual performance and observance of Legacy Select’s covenants, agreements, and conditions under that certain Small Business Lending Fund–Securities Purchase Agreement, dated as of August 9, 2011, by and between Legacy Select and the Secretary (the “Purchase Agreement”). Under the terms of the Purchase Agreement, Legacy Select sold 7,645 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “Legacy Series A Stock”) to the Secretary for a purchase price of $7,645,000. Upon closing of the Merger, each outstanding share of Legacy Series A Stock was converted into the right to receive one share of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “New Series A Stock”). The New Series A Stock has substantially identical rights, preferences, privileges, voting powers, limitations, and restrictions as the Legacy Series A Stock and is described under Item 5.03 below.

A copy of the Post-Merger Side Letter is included as Exhibit 10.1 to this report and a copy of the Purchase Agreement is included as Exhibit 10.2. The foregoing descriptions of the Post-Merger Side Letter and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full agreements.

Item 2.01.       Completion of Acquisition or Disposition of Assets.

As described above, on July 25, 2014, NCBC completed the Merger with Legacy Select. The Merger was completed pursuant to the Merger Agreement. In connection with the Merger, Legacy Select Bank was merged with and into NCBC Bank. Prior to entry into the Merger Agreement, no material relationship existed between NCBC and Legacy Select and any of their respective affiliates.

Upon the closing of the Merger, each outstanding share of Legacy Select’s common stock was converted into the right to receive 1.8264 shares of common stock of the Company (the “Common Stock”) and each outstanding share of Legacy Series A Stock was converted into the right to receive one share of New Series A Stock. The aggregate merger consideration consisted of 4,416,869 shares of Common Stock and 7,645 shares of New Series A Stock. Based upon the $6.76 per share closing price of the Common Stock on July 25, 2014, and the $1,000 per share liquidation value of the New Series A Stock, the transaction value was approximately $37,503,034.

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The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The representations and warranties in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply contractual standards of “materiality” or “material adverse effect” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the parties to the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the heading “Designation of New Series A Stock” in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reconstitution of Board of Directors. Pursuant to the terms of the Merger Agreement, the Company has reconstituted its board of directors and the board of directors of the Bank so that each board is composed of sixteen members, with eleven directors from NCBC and five directors from Legacy Select. In connection with this reconstitution of the board of directors, the following directors resigned from the boards of directors of NCBC and NCBC Bank effective July 25, 2014: D. Ralph Huff, III; Tracy L. Johnson; J. Larry Keen; and Michael S. McLamb. Also effective July 25, 2014, the following directors of Legacy Select and Legacy Select Bank were appointed to the boards of directors of the Company and the Bank: James H. Glen, Jr.; Alicia Speight Hawk; Gene W. Minton; V. Parker Overton; and K. Clark Stallings.

The new directors will serve on the following committees of the boards of directors of the Company and the Bank:

Mr. Glen – Loan Committee

Ms. Hawk – Building Committee

Mr. Minton – ALCO Committee (asset and liability management)

Mr. Overton – Compensation Committee, Building Committee

Mr. Stallings – Loan Committee

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The new directors will receive a cash fee for each board and committee meeting attended, along with a monthly cash retainer. They will be eligible to participate in the Company’s Directors’ Deferral Plan, under which individual directors may elect annually to defer receipt of all or a designated portion of their fees for the coming year. Fees deferred under the plan are used to purchase shares of the Company’s common stock by the administrator of the plan, with such deferred compensation disbursed in the future as specified by the director at the time of the deferral election. The new directors will also be eligible to receive awards under the Company’s 2010 Omnibus Stock Ownership and Long-Term Incentive Plan. Awards under this plan may be issued in the form of stock options, restricted stock, long-term incentive compensation units, or stock appreciation rights.

Employment Agreement with Mark A. Holmes. In connection with the closing of the Merger, the Company and the Bank entered into an employment agreement with Mark A. Holmes. Mr. Holmes was president and chief executive officer of Legacy Select and chief executive officer of Legacy Select Bank. The agreement is effective August 1, 2014. A copy of the employment agreement is included as Exhibit 10.3 to this report and is incorporated herein by reference. Under the terms of the employment agreement, Mr. Holmes will serve as executive vice president and chief financial officer of the Company and the Bank.

The initial term of Mr. Holmes’s employment agreement is two years, beginning August 1, 2014, with automatic renewals of one year, unless notice to the contrary is given by any party or employment is otherwise terminated pursuant to the agreement. Under the agreement, Mr. Holmes is entitled to receive an annual base salary of $225,000, which the board of directors may increase, but not decrease unless part of a corporate plan for all similarly situated employees. Mr. Holmes may participate in any and all employee benefit programs and compensation plans available to similarly situated employees, including incentive or bonus compensation plans and savings, pension and retirement plans. Mr. Holmes will also receive medical insurance coverage, long-term disability insurance coverage, a monthly car allowance of $750, and country club or civic club dues at a single club. Mr. Holmes has agreed to confidentiality and noncompetition covenants as a part of his employment agreement.

The Company and the Bank may terminate Mr. Holmes’s employment at any time, with or without “Cause,” as defined in the agreement, and Mr. Holmes may terminate his employment at any time, provided he gives sixty days written notice to the Company and the Bank. If Mr. Holmes terminates his employment, he will be entitled to receive compensation through the effective date of termination, but the Company and the Bank may elect for him to not serve all of the notice period. If Mr. Holmes is terminated with Cause, then he will have no further rights to compensation other than unpaid and accrued salary or other vested benefits. If Mr. Holmes is terminated without Cause, he will be entitled to the separation benefits set forth in the agreement, including payment of his then-current base salary for the remainder of the employment term and certain insurance benefits. If Mr. Holmes’s employment is terminated under certain circumstances following a “Change in Control,” as defined in the employment agreement, then the Company and the Bank will pay Mr. Holmes an amount equal to 200% of his “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code.

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Employment Agreement with Gary J. Brock. Also in connection with the closing of the Merger, the Company and the Bank entered into an employment agreement with Gary J. Brock. Mr. Brock was president and chief operating officer of Legacy Select Bank. The agreement is effective August 1, 2014. A copy of the employment agreement is included as Exhibit 10.4 to this report and is incorporated herein by reference. Under the terms of the employment agreement, Mr. Brock will serve as executive vice president and chief banking officer of the Company and the Bank.

The initial term of Mr. Brock’s employment agreement is two years, beginning August 1, 2014, with automatic renewals of one year, unless notice to the contrary is given by any party or employment is otherwise terminated pursuant to the agreement. Under the agreement, Mr. Brock is entitled to receive an annual base salary of $225,000, which the board of directors may increase, but not decrease unless part of a corporate plan for all similarly situated employees. Mr. Brock may participate in any and all employee benefit programs and compensation plans available to similarly situated employees, including incentive or bonus compensation plans and savings, pension and retirement plans. Mr. Brock will also receive medical insurance coverage, a monthly car allowance of $750, civic club dues, and health club membership reimbursement up to $25 per month. Mr. Brock has agreed to confidentiality and noncompetition covenants as a part of his employment agreement.

The Company and the Bank may terminate Mr. Brock’s employment at any time, with or without “Cause,” as defined in the agreement, and Mr. Brock may terminate his employment at any time, provided he gives sixty days written notice to the Company and the Bank. If Mr. Brock terminates his employment, he will be entitled to receive compensation through the effective date of termination, but the Company and the Bank may elect for him to not serve all of the notice period. If Mr. Brock is terminated with Cause, then he will have no further rights to compensation other than unpaid and accrued salary or other vested benefits. If Mr. Brock is terminated without Cause, he will be entitled to the separation benefits defined in the agreement, including payment of his then-current base salary for the remainder of the employment term and certain insurance benefits. If Mr. Brock’s employment is terminated under certain circumstances following a “Change in Control,” as defined in the employment agreement, then the Company and the Bank will pay Mr. Brock an amount equal to 200% of his “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation

Designation of New Series A Stock. On August 9, 2011, Legacy Select issued 7,645 shares of the Legacy Series A Stock to the Secretary of the United States Department of the Treasury in connection with Legacy Select’s participation in the Treasury’s Small Business Lending Fund (“SBLF”) program. The SBLF program was established under the Small Business Jobs Act of 2010 to encourage lending to small businesses by providing capital to qualified financial institutions at favorable dividend rates.

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On July 23, 2014, the Company amended its articles of incorporation to designate the terms of the New Series A Stock. Pursuant to the terms of the Merger Agreement, on July 25, 2014, all of the shares of New Series A Stock were issued to the United States Department of the Treasury in exchange for the shares of Legacy Series A Stock then held by the Treasury.

The New Series A Stock has substantially identical rights, preferences, privileges, voting powers, limitations, and restrictions as the Legacy Series A Stock. The New Series A Stock has a liquidation amount of $1,000 per share and is entitled to receive non-cumulative dividends, payable quarterly, on each of January 1, April 1, July 1, and October 1. The current dividend rate on the New Series A Stock is fixed at 1% per annum. On February 9, 2015, the dividend rate will increase to 9% per annum until the New Series A Stock is redeemed in full.

The New Series A Stock is generally non-voting, except as required by law and in certain other limited circumstances. In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the New Series A Stock will have the right, but not the obligation, to appoint a representative as a non-voting observer to the Company’s board of directors.

The New Series A Stock may be redeemed at any time at the Company’s option, in whole or in part (provided that any partial redemption is at least 25% of the original aggregate liquidation amount), at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of the Company’s federal banking regulator.

The terms of the New Series A Stock impose limits on the ability of the Company to pay dividends and repurchase shares of its common stock. Under the terms of the New Series A Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking equally with the New Series A Stock, junior preferred shares, or other securities (including the Company’s common stock) during the current quarter or for the next three quarters following the failure to declare and pay dividends on the New Series A Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking equally with the New Series A Stock may be paid to the extent necessary to avoid any resulting material covenant breach.

Under the terms of the New Series A Stock, the Company may only declare and pay a dividend on its common stock or other stock junior to the New Series A Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, as set forth in the articles of amendment relating to the New Series A Stock, excluding any subsequent net charge-offs (the “Tier 1 Dividend Threshold”). The Tier 1 Dividend Threshold is subject to reduction based on changes in the level of “Qualified Small Business Lending.”

The foregoing description of the terms of the New Series A Stock does not purport to be complete and is qualified in its entirety by reference to the Company’s articles of amendment relating to the New Series A Stock, a copy of which is included as Exhibit 3.1 to this report.

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Company Name Change. Effective July 25, 2014, and pursuant to the terms of the Merger Agreement, the Company amended its articles of incorporation to change its name to “Select Bancorp, Inc.” A copy of the Company’s articles of merger, which includes this amendment to its articles of incorporation, is included as Exhibit 3.2 to this report.

Amendment to Bylaws

Effective July 25, 2014, the Company amended its bylaws for the sole purpose of reflecting the change in the name of the Company to “Select Bancorp, Inc.” A copy of the Company’s amended bylaws is included as Exhibit 3.3 to this report.

Item 8.01.	Other Events.

On July 28, 2014, the Company issued a press release regarding the closing of the Merger and the name change of the Company and the Bank. A copy of this press release is included as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than seventy-one calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b)    Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) are currently being prepared. The Company will file the required pro forma financial statements under the cover of Form 8-K/A as soon as practicable but not later than seventy-one calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger and Reorganization dated as of September 30, 2013, by and among New Century Bancorp, Inc., New Century Bank, Select Bancorp, Inc., and Select Bank & Trust Company (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2013)

3.1	Articles of Amendment effective July 23, 2014
3.2	Articles of Merger effective July 25, 2014

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3.3	Bylaws of Select Bancorp, Inc.
10.1	Post-Merger Side Letter dated July 25, 2014*
10.2	Small Business Lending Fund–Securities Purchase Agreement dated August 9, 2011*
10.3	Employment Agreement with Mark A. Holmes
10.4	Employment Agreement with Gary J. Brock
99.1	Press Release dated July 28, 2014

*	Schedules and similar attachments have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or other attachment to the SEC upon request.

Information Regarding Forward-Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company’s goals and expectations and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SELECT BANCORP, INC.

By:	/s/ Lisa F. Campbell
Lisa F. Campbell
Executive Vice President and
Principal Accounting Officer

Dated:  July 29, 2014

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger and Reorganization dated as of September 30, 2013, by and among New Century Bancorp, Inc., New Century Bank, Select Bancorp, Inc., and Select Bank & Trust Company (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2013)

3.1	Articles of Amendment effective July 23, 2014
3.2	Articles of Merger effective July 25, 2014
3.3	Bylaws of Select Bancorp, Inc.
10.1	Post-Merger Side Letter dated July 25, 2014*
10.2	Small Business Lending Fund–Securities Purchase Agreement dated August 9, 2011*
10.3	Employment Agreement with Mark A. Holmes
10.4	Employment Agreement with Gary J. Brock
99.1	Press Release dated July 28, 2014

*	Schedules and similar attachments have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or other attachment to the SEC upon request.